                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                               April 16, 1996


                           AMERITECH CORPORATION
           (Exact name of registrant as specified in its charter)

                                  Delaware
               (State of other jurisdiction of incorporation)


      1-8612                                                      36-3251481
  Commission File Number                                 IRS Employer ID. No.

               30 South Wacker Drive, Chicago, Illinois 60606
                   (Address of principal executive offices)


     Registrant's telephone number, including area code: (312)750-5000

Item 7. Financial Statements and Exhibits

     In the first quarter of 1996, Ameritech's double-digit growth continued as the company set records for quarterly revenue growth, first-quarter profit growth and first-quarter profits before one-time items.

     Revenues surged a record 13.4 percent to $3.6 billion, up from $3.1 billion in the first quarter of 1995. Strength in the company's core communications business drove the revenue gains, highlighted by:

- - robust growth in network access minutes of use, up 10.4 percent.
- - solid 6.8 percent growth in toll minutes.
- - continuing growth in access lines, up 4.5 percent to 19.3 million, and call management services such as Caller ID and voice mail.
- - A 42.7 percent increase in cellular customers, to more than 2 million customers.

     Profits in the first quarter of 1996 rose 14.2 percent to $478.3 million, up from $418.8 million in the first quarter of 1995. Earnings per share rose 13.2% to 86 cents from 76 cents in the first quarter of 1995. These totals exclude a one-time after-tax gain of $160.1 million or 29 cents a share in the first quarter of 1995 for settlement gains associated with lump sum pension payments to former employees.

                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (Dollars in millions, except per share amounts)

                                           Three Months Ended
                                               March 31          %
                                         1996 (1)      1995 (1)     Change
                                        ---------     ---------     ------
                                       (Unaudited)   (Unaudited)

Revenues                               $3,567.4      $3,145.7       13.4%
Operating expenses (2)                  2,745.3       2,156.7       27.3%
                                       --------      --------
Operating income (2)                      822.1         989.0      (16.9)%
Other income, net                         (50.5)        (33.6)      50.3%
Interest expense                          123.7         117.9        4.9%
                                       --------      --------
Income before income taxes (2)            748.9         904.7      (17.2)%
Income taxes (2)                          270.6         325.8      (16.9)%
                                       --------      --------
Net income (1) (2)                     $  478.3      $  578.9      (17.4)%
                                       --------      --------

Average common shares
   outstanding  (000)                   554,752       552,269        0.4%

Earnings per common share (2)             $0.86         $1.05      (18.1)%

Dividends declared per
   common share                           $0.53         $0.50        6.0%

(1) Income before one-time items rose 14.2 percent to $478.3 million from $418.8 million in the first quarter 1995. Earnings per share before one-time items grew 13.2 percent to $0.86 per share, up from $0.76 per share in the first quarter of 1995.
     See note (2) for details of one-time items.

(2) 1995 results included a $256.3 million pretax net credit ($160.1 million after-tax or $0.29 per share) related to net settlement gains associated with lump-sum pension payments from the nonmanagement pension plan to former employees, related to the work force restructuring program.

                       CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Dollars in millions)



                                                                Change
                                                                 from
                                      March 31,   Dec. 31,      Dec. 31,
                                        1996        1995          1995
                                      --------    -------       -------
      ASSETS                              (Unaudited)
      ------
Current assets                        $ 3,481.2   $ 3,452.4      $ 28.8
Property, plant and equipment, net     13,178.2    13,456.8      (278.6)
Investments, primarily international    2,382.6     1,497.0       885.6
Other assets and deferred charges       3,740.9     3,536.4       204.5
                                      ---------   ---------      ------
Total assets                          $22,782.9   $21,942.6      $840.3
                                      ---------   ---------      ------

LIABILITIES AND SHAREOWNERS' EQUITY
- -----------------------------------
Debt maturing within one year         $ 3,023.9   $ 2,137.9      $886.0
Other current liabilities               3,395.4     3,624.0      (228.6)
Long-term debt                          4,439.1     4,513.2       (74.1)
Deferred credits and
   other long-term liabilities          4,642.3     4,653.0       (10.7)
Shareowners' equity                     7,282.2     7,014.5       267.7
                                       --------    --------      ------
Total liabilities and
   shareowners' equity                $22,782.9   $21,942.6      $840.3
                                      ---------   ---------      ------



                        SELECTED FINANCIAL AND OPERATING DATA
                                     (Unaudited)
                                (Dollars in millions)


                                      March 31,     March 31,       %
                                        1996          1995       Change
                                      --------      --------     ------

Debt ratio                                50.6%         48.9%     3.5%
Customer lines (000's)                  19,275        18,442      4.5%
Employees                               65,502        62,094      5.5%
Telephone company employees             51,204        52,241     (2.0)%
Customer lines per telephone
   company employee                        376           353      6.5%

Return on average equity - annualized     26.1%         36.6%   (28.7)%
Return on average total
   capital - annualized                   16.2%         21.2%   (23.6)%
Construction activity                   $466.0        $365.0     27.7%

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                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 16, 1996                        AMERITECH CORPORATION


                                        By /s/ Bruce B. Howat
                                               Bruce B. Howat
                                                  Secretary